Exhibit 99.1

Legend:

Certain parts of this document have not been disclosed and have been filed separately with the Secretary of the Securities and Exchange Commission, and are subject to a confidential treatment request pursuant to Rule 406 of the Securities Exchange Act of 1933.  These sections have been marked with asterisks (ie. "********"). For following information has been removed:

	Terms or Type of Term(s)	Section:
1.	Identity information/Location of well.	Pages 16, 17, 23, 24, 25, 27, 28, 29, and 31.

RESERVE AND ECONOMIC EVALUATION
AND RESOURCES ASSESSMENT
OIL PROPERTIES

SASKATCHEWAN

Prepared For

FALCONRIDGE OIL LTD.

January 1, 2013
(December 31, 2012)

April 23, 2014

Falconridge Oil Ltd.
17-120 West Beaver Creek
Richmond Hill, Ontario, Canada
L4B 1L2

Attention:  Mr. Al Morra

Dear Sir:

Re:	Reserve and Economic Evaluation – Falconridge Oil Ltd.
Five Hills, Saskatchewan – January 1, 2013

In accordance with your authorization we have prepared a reserve and economic evaluation of oil  properties located in Five Hills, Saskatchewan owned by Falconridge Oil Ltd. (the "Company") for an effective date of January 1, 2013 (as of December 31, 2012).

This evaluation has been carried out in accordance with the guidelines of Regulation S-X, Rule 4 -10 (a) of the Securities Exchange Act, with respect to the classification of Reserves.  The report has been prepared and/or supervised by a "Qualified Reserves Evaluator" as demonstrated on the accompanying Certificate of Qualification of the author(s).

The SUMMARY OF RESERVES AND ECONOMICS includes values at the property level and the consolidated cash flows for each accumulating reserve category, and contains the results of the economic forecasts using pricing guidelines as defined in Regulation S-X 210.4-10 22 (v), and expressed in United States dollars, as applicable for SEC filing.  The net present values presented in this report do not necessarily represent the fair market value of the reserves evaluated in this report.

At the request of the client, this report has been prepared in summary form only, excluding maps and discussions typical of a fully compliant report.

A REPRESENTATION LETTER from the Company, confirming that to the best of their knowledge all the information they provided for our use in the preparation of this report was complete and accurate as of the effective date, is enclosed following the Glossary.

Because the reserves data are based on judgments regarding future events, actual results will vary and the variations may be significant. We have no responsibility to update our report for events and circumstances which may have occurred since the preparation date of this report.

Prior to public disclosure of any information contained in this report, or our name as author, our written consent must be obtained, as to the information being disclosed and the manner in which it is presented.  This report may not be reproduced, distributed or made available for use by any other party without our written consent and may not be reproduced for distribution at any time without the complete context of the report, unless otherwise reviewed and approved by us.

We consent to the submission of this report, in its entirety, to securities regulatory agencies and stock exchanges, by the Company.

It has been a pleasure to prepare this report and the opportunity to have been of service is appreciated.

Yours very truly,

Chapman Petroleum Engineering Ltd.

[Original Signed By:]	PERMIT TO PRACTICE CHAPMAN PETROLEUM ENGINEERING LTD.
C.W. Chapman	Signature [Original Signed By:] C.W. Chapman
Date April 28, 2014
C.W. Chapman P.Eng., President	PERMIT NUMBER: P 4201 The Association of Professional Engineers and Geoscientists of Alberta

[Original Signed By:]

Wei Guo Wang

Wei Guo Wang, P.Eng., CGA, MA, MBA, B.Sc
Project Economist (Economics Coordinator)

wgw/lml/5966

CERTIFICATE OF QUALIFICATION

I, C. W. CHAPMAN, P. Eng., Professional Engineer of the City of Calgary, Alberta, Canada, officing at Suite 445, 708 – 11th Avenue S.W., hereby certify:

1.	THAT I am a registered Professional Engineer in the Province of Alberta and a member of the Australasian Institute of Mining and Metallurgy.

2.	THAT I graduated from the University of Alberta with a Bachelor of Science degree in Mechanical Engineering in 1971.

3.
THAT I have been employed in the petroleum industry since graduation by various companies and have been directly involved in reservoir engineering, petrophysics, operations, and evaluations during that time.

4.	THAT I have in excess of 25 years in the conduct of evaluation and engineering studies relating to oil & gas fields in Canada and around the world.

5.
THAT I participated directly in the evaluation of these assets and properties and preparation of this report for Falconridge Oil Ltd, dated April 23, 2014 and the parameters and conditions employed in this evaluation were examined by me and adopted as representative and appropriate in establishing the value of these oil and gas properties according to the information available to date.

6.	THAT I have not, nor do I expect to receive, any direct or indirect interest in the properties or securities of Falconridge Oil Ltd, its participants or any affiliate thereof.

7.	THAT I have not examined all of the documents pertaining to the ownership and agreements referred to in this report, or the chain of Title for the oil and gas properties discussed.

8.	A personal field examination of these properties was considered to be unnecessary because the data available from the Company's records and public sources was satisfactory for our purposes.

[Original Signed By:]	PERMIT TO PRACTICE CHAPMAN PETROLEUM ENGINEERING LTD.
C.W. Chapman	Signature [Original Signed By:] C.W. Chapman
Date April 28, 2014
C.W. Chapman P.Eng., President	PERMIT NUMBER: P 4201 The Association of Professional Engineers and Geoscientists of Alberta

CERTIFICATE OF QUALIFICATION

I, WEI GUO WANG, P.Eng., CGA, Professional Engineer and Certified General Accountant of the City of Calgary, Alberta, Canada, office at Suite 445, 708 – 11th Avenue S.W., hereby certify:

1.	THAT I am a Registered Professional Engineer in the Province of Alberta.

2.	THAT I am a Certified General Accountant in the Province of Alberta.

2.
THAT I graduated from the University of Calgary with a Master of Arts degree in Economics in 2005 and a Bachelor of Science degree in Chemical Engineering from Hefei University of Technology of China in 1985.

3.	THAT I have been employed in the petroleum industry since 2002.

4.
THAT I participated directly in the evaluation of these assets and properties and preparation of this report for Falconridge Oil Ltd, dated April 23, 2014 and the parameters and conditions employed in this evaluation were examined by me and adopted as representative and appropriate in establishing the value of these oil and gas properties according to the information available to date.

5.	THAT I have not, nor do I expect to receive, any direct or indirect interest in the properties or securities of Falconridge Oil Ltd, its participants or any affiliate thereof.

6.	THAT I have not examined all of the documents pertaining to the ownership and agreements referred to in this report, or the chain of Title for the oil and gas properties discussed.

7.	A personal field examination of these properties was considered to be unnecessary because the data available from the Company’s records and public sources was satisfactory for our purposes.

[Original Signed By:]

Wei Guo Wang

Wei Guo Wang, P.Eng., CGA, MA, MBA, B.Sc
Project Economist (Economics Coordinator)

CERTIFICATE OF QUALIFICATION

I, CHARLES G.K. MOORE, P. Eng., Professional Engineer of the City of Calgary, Alberta, Canada, officing at Suite 445, 708 - 11th Avenue S.W., hereby certify:

1.	THAT I am a registered Professional Engineer in the Province of Alberta.

2.	THAT I graduated from the Technical University of Nova Scotia with a Bachelor of Engineering degree in Mining Engineering in 1972.

3.
THAT I have been employed in the petroleum industry since graduation by various companies and have been directly involved in reservoir engineering, petrophysics, operations, and evaluations during that time.

4.	THAT I have in excess of 10 years of experience in the conduct of evaluation and engineering studies relating to oil and gas fields in Canada and internationally.

5.	THAT I participated directly in the evaluation of these assets and properties and preparation of this report for Falconridge Oil Ltd., dated April 23, 2014 and the parameters and conditions employed in this evaluation were examined by me and adopted as representative and appropriate in establishing the value of these oil and gas properties according to the information available to date.

6.	THAT I have not, nor do I expect to receive, any direct or indirect interest in the properties or securities of Falconridge Oil Ltd., its participants or any affiliate thereof.

7.	THAT I have not examined all of the documents pertaining to the ownership and agreements referred to in this report, or the chain of Title for the oil and gas properties discussed.

8.	A personal field examination of these properties was considered to be unnecessary because the data	available from the Company's records and public sources was satisfactory for our purposes.

[Original Signed By:]

Charles G.K. Moore

Charles G.K. Moore, P.Eng.,
Associate

RESERVE AND ECONOMIC EVALUATION
AND RESOURCE ASSESSMENT
OIL PROPERTIES

SASKATCHEWAN

Prepared For

ADMIRAL TY OILS LTD.

January 1, 2013
(December 31, 2012)

TABLE OF CONTENTS

Scope of Report

Authorization
Purpose
Definitions
Barrels of Oil Equivalent
Sources of Information
Product Prices
Product Sales Arrangements
Capital Expenditures and Operating Costs
Income Tax Parameters
Abandonment and Restoration
Economics
Constant Price Parameters

Attachment 1 - Product Price Forecast
Jurisdictional Map

Discussion

SASKATCHEWAN
Five Hills

Glossary

Company Representation Letter

SCOPE OF REPORT

Authorization

This evaluation has been authorized by Mr. Al Morra, on behalf of Falconridge Oil Ltd. The engineering analysis has been performed over the month of April 2013.

Purpose

The purpose of this report was to prepare a third party independent appraisal of the oil and gas reserves owned by Falconridge Oil Ltd. for the Company's financial planning and reporting.

The values in this report do not include the value of the Company's undeveloped land holdings nor the tangible value of their interest in associated plant and well site facilities they may own. The cash flow forecasts account for well and/or facility abandonment and reclamation costs and the offsetting salvage value of the tangible equipment after abandonment.

Reserve Definitions

Proved and probable reserves as classified in the report have been based on Rule 4-10(a) of
Regulation S-X of the Securities Exchange Act:

Classification of Reserves

Proved Oil and Gas Reserves.

Proved oil and gas reserves are those quantities of oil and gas, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible-from a given date forward, from known reservoirs, and under existing economic conditions, operating methods, and government regulations-prior to the time at which contracts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain, regardless of whether deterministic or probabilistic methods are used for the estimation.

The project to extract the hydrocarbons must have commenced or the operator must be reasonably certain that it will commence the project within a reasonable time.

(i)	The area of the reservoir considered as proved includes:

(A) The area identified by drilling and limited by fluid contacts, if any, and

(B) Adjacent undrilled portions of the reservoir that can, with reasonable certainty, be judged to be continuous with it and to contain economically producible oil or gas on the basis of available geoscience and engineering data.

(ii)
In the absence of data on fluid contacts, proved quantities in a reservoir are limited by the lowest known hydrocarbons (LKH) as seen in a well penetration unless geoscience, engineering, or performance data and reliable technology establishes a lower contact with reasonable certainty.

(iii)
Where direct observation from well penetrations has defined a highest known oil (HKO) elevation and the potential exists for an associated gas cap, proved oil reserves may be assigned in the structurally higher portions of the reservoir only if geoscience, engineering, or performance data and reliable technology establish the higher contact with reasonable certainty.

(iv)	Reserves which can be produced economically through application of improved recovery techniques (including, but not limited to, fluid injection) are included in the proved classification when:

(A) Successful testing by a pilot project in an area of the reservoir with properties no more favorable than in the reservoir as a whole, the operation of an installed program in the reservoir or an analogous reservoir, or other evidence using reliable technology establishes the reasonable certainty of the engineering analysis on which the project or program was based; and

(B) The project has been approved for development by all necessary parties and entities, including governmental entities.

(v)
Existing economic conditions include prices and costs at which economic producibility from a reservoir is to be determined. The price shall be the average price during the 12-month period prior to the ending date of the period covered by the report, determined as an unweighted arithmetic average of the first-day-of-the-month price for each month within such period, unless prices are defined by contractual arrangement, excluding escalations based upon future conditions.

Probable Reserves

Probable reserves are those additional reserves that are less certain to be recovered than proved reserves but which, together with proved reserves, are as likely as not to be recovered.

(i)
When deterministic methods are used, it is as likely as not that actual remaining quantities recovered will exceed the sum of estimated proved plus probable reserves. When probabilistic methods are used, there should be at least a 50% probability that the actual quantities recovered will equal or exceed the proved plus probable reserves estimates.

(ii)
Probable reserves may be assigned to areas of a reservoir adjacent to proved reserves where data control or interpretations of available data are less certain, even if the interpreted reservoir continuity of structure or productivity does not meet the reasonable certainty criterion. Probable reserves may be assigned to areas that are structurally higher than the proved area if these areas are in communication with the proved reservoir.

(iii)	Probable reserves estimates also include potential incremental quantities associated with a greater percentage recovery of the hydrocarbons in place than assumed for proved reserves.

Possible Reserves

Possible reserves are those additional reserves that are less certain to be recovered than probable reserves.

(i)
When deterministic methods are used, the total quantities ultimately recovered from a project have a low probability of exceeding proved plus probable plus possible reserves. When probabilistic methods are used, there should be at least a 10% probability that the total quantities ultimately recovered will equal or exceed the proved plus probable plus possible reserves estimates.

(ii)	Possible reserves may be assigned to areas of a reservoir adjacent to probable reserves where data control and interpretations of available data are progressively less certain.
Frequently, this will be in areas where geoscience and engineering data are unable to define clearly the area and vertical limits of commercial production from the reservoir by a defined project.

(iii)	Possible reserves also include incremental quantities associated with a greater percentage recovery of the hydrocarbons in place than the recovery quantities assumed for probable reserves.

(iv)
The proved plus probable and proved plus probable plus possible reserves estimates must be based on reasonable alternative technical and commercial interpretations within the reservoir or subject project that are clearly documented, including comparisons to results in successful similar projects.

(v)
Possible reserves may be assigned where geoscience and engineering data identify directly adjacent portions of a reservoir within the same accumulation that may be separated from proved areas by faults with displacement less than formation thickness or other geological discontinuities and that have not been penetrated by a wellbore, and the registrant believes that such adjacent portions are in communication with the known (proved) reservoir.

Possible reserves may be assigned to areas that are structurally higher or lower than the proved area if these areas are in communication with the proved reservoir.

(vi)
Pursuant to paragraph (a)(22)(iii) of this section, where direct observation has defined a highest known oil (HKO) elevation and the potential exists for an associated gas cap, proved oil reserves should be assigned in the structurally higher portions of the reservoir above the

HKO only if the higher contact can be established with reasonable certainty through reliable technology. Portions of the reservoir that do not meet this reasonable certainty criterion may be assigned as probable and possible oil or gas based on reservoir fluid properties and pressure gradient interpretations.

Barrel of Oil Equivalent

If at any time in this report reference is made to "Barrels of Oil Equivalent" (BOE), the conversion used is 6 Mscf : 1 STB (6 Mcf : 1 bbl).

BOEs may be misleading, particularly if used in isolation. A BOE conversion ratio of 6 Mcf: 1 bbl is based on an energy equivalency conversion method primarily applicable at the burner tip and does not represent value equivalency at the well head.

Sources of Information

Source of the data used in the preparation of this report are as follows:

i)	Ownership and Burdens have been derived from the Company's land records and other information from the Company as required for clarification

ii)	Production data is acquired from public data sources, except for very recent data or certain wells which are provided directly by the Company

iii)           Well data is accessed from the Company's well files and from public data sources

iv)
Operating Costs are based on actual revenue and expense statements provided by the Company for established properties or from discussions with the Company and our experience in the area for new properties

v)	Price differentials are derived from revenue statements, compared to actual posted prices for the appropriate benchmark price over a period of several months

vi)	Timing of Development Plans and Capital estimates are normally determined by discussions with the Company together with our experience and judgement

Product Prices

The price used for each area in this report, in accordance with SEC regulation S-X rule 4-10, was the average price during the 12-month period prior to the ending date of the period covered by the report, determined as an unweighted arithmetic average of the first-day-of-the-month price for each month, within such period, unless prices are defined by contractual arrangements, excluding escalations based on future conditions.

Adjustments for crude quality, gas heating value and NGL trucking and fractionation have still been applied to the average prices to reflect actual prices being received. In addition, no escalation has been applied to either the capital expenditures or operating costs.

The average price shown in the cash flows may differ from year to year due to variations in the proportionate production volumes from each property relative to the total.

For the purpose of US Security Exchange Commission filing, the results of the Constant Prices and
Cost case for proved and probable reserves expressed in Canadian dollars are presented in the
Summary of Reserves and Economics (SEC} .

Products Sale Arrangements

The Company does not have any "hedge" contracts in place at this time.

Capital Expenditures and Operating Costs

Operating costs and capital expenditures have been based on historical experience and analogy where necessary and have not been escalated.

Income Tax Parameters

Net cash flows after consideration of corporate income tax have not been included in this report.

Abandonment and Restoration

Abandonment and restoration costs, net of salvage, have been included in the cash flows for the final event of any particular well. The abandonment cost does not impact the economic limit and is included in the final year of production automatically by ERGO. For marginal wells nearing the end of their economic life, these costs may result in a negative net present value.

In this report, the royalty interest owner is not responsible for abandonment and restoration costs..

Economics

The results of the before tax economic analysis, which are presented for each entity and property summary, are in a condensed form presented on one page for simplicity in analyzing the cash flows, however, if for any reason more extensive breakdown of the cash flow is required, a separate schedule can be provided showing the full derivation and breakdown of any or all of the columns on the summary page.

The economic presentation shows the gross property and company gross and net (before and after royalty) production of oil gas and each NGL product along with the product prices adjusted for oil quality and heating value of gas. Oil prices also include the deduction for trucking costs where applicable for royalty deductions.

The second level includes the revenues, royalties, operating costs, processing income, abandonment costs, capital and cash flow of the property. Operating costs are presented for the gross property and the company share, split between variable and fixed costs, and the effective cost per BOE.

Net revenues are presented annually and as a net back in $/BOE @ 6 Mscf/STB. Revenue from custom processing of oil or gas is presented separately.

The third level of data presents the cumulative cash flow values (present worth) for various discount rates. Also, the net cash flow breakdown is presented. The project profitability criteria are summarized on the bottom right of the page. These data are not relevant in the case of corporate evaluations but are useful in assessing individual capital projects.

Constant Price Parameters

The Constant Price values utilized in this report are the latest prices being received posted prices for oil by the Company.

Adjustments for crude quality, gas heating value and NGL trucking and fractionation have still been applied to the average prices to reflect actual prices being received. In addition, no escalation has been applied to either the capital expenditures or operating costs.

In the Constant Price cash flows the magnitude of the gross and net reserves will not change except where production forecasts have been truncated or extended due to economic limits being reached earlier or later in the life of the properties than in the forecast price case, and due to the impact of royalties which are price related.

The average price shown in the cash flows may differ from year to year due to variations in the proportionate production volumes from each property relative to the total.

Attachment 1
CHAPMAN PETROLEUM ENGINEERING LTD.
CRUDE OIL
HISTORICAL, CONSTANT, CURRENT AND FUTURE PRICES
January 1, 2013

Date	WTI [1] $US/STB	AB Synthetic Crude Price [2] $CDN/STB	Western Canada Select [3] $CDN/STB	Sask. Light [4] $CDNISTB	Sask. Heavy [5] $CDN/STB	B.C. Light [6] $CDN/STB	Exchange Rate $US/$CON
HISTORICAL PRICES
2001	25.98	39.66	25.41	35.57	31.84	n/a	0.65
2002	26.09	40.63	32.20	37.67	34.57	n/a	0.64
2003	30.84	43.57	32.65	40.13	37.64	n/a	0.72
2004	41.48	52.89	37.52	48.96	45.74	n/a	0.77
2005	56.62	69.16	43.25	62.04	56.53	n/a	0.83
2006	65.91	72.88	50.40	66.77	61.23	n/a	0.88
2007	72.35	75.57	53.17	71.42	64.55	n/a	0.94
2008	99.70	102.98	83.88	98.02	92.45	n/a	0.94
2009	61.64	76.77	53.04	72.56	64.37	n/a	0.88
2010	79.42	80.56	66.58	77.02	72.79	n/a	0.97
2011	95.03	102.45	77.43	92.42	83.44	n/a	1.01
2012	94.16	92.56	71.70	84.58	77.58	n/a	1.00
CONSTANT PRICES (The first-day-of-the-month price for the preceding 12 months-SEC)
	95.02	94.43	72.93	86.29	79.84	92.07	1.00
FORECAST PRICES
2013	90.00	90.00	69.30	81.90	74.53	87.75	1..0
201	91.00	93.00	71.61	84.63	77.01	90.68	1.00
2015	92.00	94.00	72.38	85.54	77.84	91.65	1.00
2016	96.00	98.00	75.46	89.18	81.15	95.55	1.00
2017	97.00	99.00	76.23	90.09	81.98	96.53	1.00
2018	98.00	100.00	77.00	91.00	82.81	97.50	1.00
2019	100.00	102.00	78.54	92.82	84.47	99.45	1.00
2020	100.00	102.00	78.54	92.82	84.47	99.45	1.00
2021	102.00	104.00	80.08	94.64	86.12	101.40	1.00
2022	104.04	106.04	81.65	96.50	87.81	103.39	1.00
2023	106.12	108.12	83.25	98.39	89.53	105.42	1.00
2024	108.24	110.24	84.89	100.32	91.29	107.49	1.00
2025	110.41	112.41	86.55	102.29	93.09	109.60	1.00
2026	112.62	114.62	88.25	104.30	94.91	111.75	1.00
2027	114.87	116.87	89.99	106.35	96.78	113.95	1.00
2028	117.17	119.17	91.76	108.44	98.68	116.19	1.00
Constant thereafter
Notes:	[1] West Texas Intermediate quality (D2/S2) crude (40APl) landed in Cushing, Oklahoma.
	[2] Equivalent price for Light Sweet Crude (02/52) & Synthetic Crude (34APl) landed in Edmonton.
	[3] Western Canada Select (20.5API)
	[4] Light Sour Blend at Cromer, Saskatchewan (850 kg/m3, 1.2% sulphur).
	[5] Midale at Cromer, Saskatchewan (880 kg/m3, 2.0% sulphur).
	[6] B.C. Light at Taylor, British Columbia (825 kg/m3, 0.5% sulphur) .

Alberta
Saskatchewan
Man.
Fort McMurray
Lloydminster
Saskatoon
Regina
Medicine Hat
FIVE HILLS
Estevan

## LEGEND

**AREA OF INTEREST**

- OIL
- GAS
- OIL & GAS

*FALCONRIDGE OIL LTD.*

**JURISDICTIONAL MAP**

**JAN. 2013** **JOB No. 5966**

17

**Chapman** Petroleum Engineering Ltd.

FIVE HILLS AREA

SASKATCHEWAN

INDEX
Discussion

Ownership
Geology
Reserves
Production
FIVE HILLS AREA
SASKATCHEWAN
INDEX
Product Prices
Capital Expenditures
Operating Costs

Attachments

Figure 1: Land and Well Map with Analogies

Table 1: Schedule of Lands, Interests and Royalty Burdens

Figure 2: Geological Maps and Figures
a) Table of Formations - Southeast Saskatchewan
b) Bakken Pools Map
c) Stratigraphic Cross Section

Table 2: Summary of Gross Reserves

Figure 3: Production History Graph
a) ***************************

Table 3: Summary of Anticipated Capital Expenditures
a) Development
b) Abandonment and Restoration

Table 4: Economic Summary

Cash Flows
a) *************************** - Proved Developed Producing
b) *************************** - Proved Plus Probable Developed Producing

Appendix A: *************************** - Proved Developed Producing

Appendix B: Section 5 Wells & Locations, Bakken/Torquay- Proved Plus Probable

FIVE HILLS AREA

SASKATCHEWAN

DISCUSSION

Ownership
The Company owns a ten percent royalty interest in one producing vertical oil well *************** as shown on the map, Figure 1.

A detailed description of the wells and royalty interests is presented in Table 1.

Geology

The zones of interest in this area are the Devonian Bakken and underlying Torquay formations as shown on the Table of Formations chart illustrated in Figure 2a. The Bakken Formation is elastic unit with extensive production in this area as shown on the map of Bakken pools illustrated in Figure 2b. The Torquay is also a elastic unit in this area.

The east-west cross section illustrated in Figure 2c runs from a good producing well in the established Bakken production in the Welwyn South Poof to a well drilled by the Company in 2010 and then to a poor Bakken producer to the west. The Company well has already produced in less than one year almost half the oil the well to the west has produced for over five years.

Reserves

Proved developed producing light and medium oil reserves of 44 MSTB have been estimated for the Bakken/Torquay zone in the recently drilled well ************** based on limited production data from this well and analogy to a similar well in 16-04-15-31 W1.

Probable additional developed producing oil reserves of 24 MSTB have been estimated for the ********* well based on a more optimistic interpretation of the performance of the well 16-4.

Appendices A and B present our interpretation on the performance of well 16-4 for the Bakken/Torquay formation.

A summary of the gross reserves is presented in Table 2.

Production

The active well, **************, is producing at a rate of 15 STB/d. It is anticipated that the well will begin an immediate decline to an eventual economic limit. The production history of the 11-5 well is shown in Figure 3a.

Product Prices

An average 2013 oil price of $82.90/STB has been estimated for this area, based on revenue statements provided by the operator. The forecast SEC constant price is for Saskatchewan Light Oil adjusted by - $3.39/STB for quality and transportation.

Capital Expenditures

The royalty interest owner is not responsible for capital expenditures, abandonment and restoration costs as presented in Tables 3a and 3b.

Operating Costs
The royalty interest is not required to pay operating costs.

Economics

A summary of the Company reserves and economics using forecast prices and costs is presented in Table 4 and the results of the cash flow analysis performed on this well are presented in Tables 4a through 4b.

R32
R31 W1M
T15
T14
11-5
ANALOG
WELL

## LEGEND

**WELL SYMBOLS**

- LOCATION OR DRILLING
- SUSPENDED
- DRY & ABANDONED
- OIL
- GAS
- WATER SOURCE
- WATER DISP
- OBSERVATION
- INJECTION
- SUSPENDED OIL
- SUSPENDED GAS
- SUSP WATER DISP
- SUSP INJECTION
- SUSP WATER SOURCE
- ABANDONED OIL
- ABANDONED GAS
- ABD WATER SOURCE
- ABD WATER DISP
- ABD INJECTION
- INJ PREV GAS

**PIPELINES**

- Crude Oil
- Natural Gas
- Oil Well Effluent
- Sour Natural Gas
- Water
- HVP/LVP
- Other Types

**COMPANY OWNERSHIP**

- Well of Interest
- Company Lands

| |
|---|
| **FALCONRIDGE OIL LTD.** |
| **FIVE HILLS AREA**<br>**SASKATCHEWAN**<br>**LAND AND WELL MAP WITH ANALOGIES** |
| JAN. 2013 JOB No. 5966 FIGURE No. 1 |

21

Chapman Petroleum Engineering Ltd.

Table 1

Schedule of Lands, Interests and Royalty Burdens

January 1, 2013

Falconridge Oil Ltd.

Five Hills, Saskatchewan

	Appraised Interest		Royalty Burdens
	Working	Royalty	Basic	Overriding
Description	%	%	%	%
Twp 15 Rge 31 W1M
Sec.5
(Well 11-5)	-	10.0000	-	-

ERA
PERIOD
EPOCH
STAGE/ AGE (Ma)
SOUTHEAST SASKATCHEWAN
PALEOZOIC
PERMIAN
CARBONIFEROUS
PENNSYLVANIAN
MISSISSIPPIAN
DEVONIAN
UPPER DEVONIAN
MIDDLE DEVONIAN
LOWER DEVONIAN
SILURIAN
UPPER SILURIAN
LOWER SILURIAN
ORDOVICIAN
UPPER ORDOVICIAN
MIDDLE ORDOVICIAN
LOWER ORDOVICIAN
CAMBRIAN
UPPER CAMBRIAN
MIDDLE CAMBRIAN
PRECAMBRIAN
BIG SNOWY GROUP
KIBBEY
MADISON GROUP
CHARLES
POPLAR
RATCLIFFE
MIDALE
FROBISHER
MISSION CANYON
KISBEY
ALIDA
TILSTON
LODGEPOLE
SOURIS VALLEY
THREE FORKS GROUP
BAKKEN
ZONE OF INTEREST
BIG VALLEY
TORQUAY
SASKATCHEWAN GROUP
BIRDBEAR
DUPEROW
MANITOBA GROUP
SOURIS RIVER
DAWSON BAY
ELK POINT GROUP
PRAIRIE EVAPORITE
WINNIPEGOSIS
ASHERN
INTERLAKE
STONEWALL
BIG HORN GROUP
STONY MOUNTAIN
HERALD
YEOMAN
WINNIPEG
DEADWOOD
PRECAMBRIAN

***FALCONRIDGE OIL LTD.***

**SOUTHEAST SASKATCHEWAN**

**PALEOZOIC**
**TABLE OF FORMATIONS**

**JAN. 2013** **JOB No. 5966** **FIGURE No. 2a**

R32
R31
R30 W1M
T16
T15
T14

## LEGEND

**WELL SYMBOLS**

- LOCATION OR DRILLING
- SUSPENDED
- DRY & ABANDONED
- OIL
- GAS
- WATER SOURCE
- WATER DISP
- OBSERVATION
- INJECTION
- SUSPENDED OIL
- SUSPENDED GAS
- SUSP WATER DISP
- SUSP INJECTION
- SUSP WATER SOURCE
- ABANDONED OIL
- ABANDONED GAS
- ABD WATER SOURCE
- ABD WATER DISP
- ABD INJECTION
- INJ PREV GAS

- Bakken Production
- Company Lands
- Proposed Locations
- Seismic Structure
- Cross Section

**FALCONRIDGE OIL LTD.**

**FIVE HILLS AREA**

SASKATCHEWAN

**BAKKEN POOLS MAP**

JAN. 2013 JOB No. 5966 FIGURE No. 2b

24

Chapman Petroleum Engineering Ltd.

WEST
KB = 563.60 m
CUM. PROD. = 8 MSTB (2007-2012)
KB = 558.30 m
CUM. PROD. = 3 MSTB (2012)
KB = 547.30 m
CUM. PROD. = 70 MSTB (1998-2012)
EAST
BAKKEN
TORQ UAY
BIRDBEAR
FALCONRIDGE OIL LTD.
FIVE HILLS AREA
SASKATCHEWAN
STRATIGRAPHIC CROSS SECTION
DATUM: BAKKEN FM
JAN. 2013
JOB No. 5996
FIGURE No. 2c

PRODUCTION HISTORY

Field: 49
Formation: CM MISSISSIPPIAN-DEVONIA
10³
10²
10
1
10³
10²
10
1
o GOR, scf/STB x 10
+ Water Cut, % x0.1
- Daily Oil, STB/d
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
Calendar Year

Figure 3a

26

Chapman Petroleum Engineering Ltd.

Table 2

Summary of Gross Reserves

January 1, 2013

Five Hills, Saskatchewan

	Current or Initial Rate	API Gravity	Ultimate ROIP	Cumulative Production	Remaining ROIP
Description	STB/d	(Deg)	(MSTB)	(MSTB)	(MSTB)	Reference
Light & Medium Oil
Proved Developed Producing
***********************	15	40	49	5	44	Appendix A
Total Proved Developed Producing	15		49	5	44
Total Proved Developed			49	5	44

Probable
Probable Developed Producing
*************************	2	40	24	0	24	Appendix B
Total Probable			24	0	24
Total Proved Plus Probably			73	5	68

Table 3a

Summary of Anticipated Capital Expenditures
Development

January 1, 2013

Falconridge on Ltd.

Five Hills, Saskatchewan

Description	Date	Operation	Capital Interest %	Gross Capital %	Net Capital M$
No Capital Expenditures have been anticipated for this area. Note: M$ means thousands of dollars

Table 3b

Summary of Anticipated Capital Expenditures

Abandonment and Restoration

January 1, 2013

Falconridge Oil Ltd.

Five Hills, Saskatchewan

Description	Well Parameters	Capital Interest %	Gross Capital M$	Net Capital M$
****************	The royalty interest owner is not responsible for abandonment and restoration costs,
		0.0000	40	0
	Total Abandonment and Restoration		40	0

Note:	M$ means thousands of dollars.
The above capital values are expressed in terms of current dollar values without escalation.

Table 4
Constant Prices & Coats

Summary of Company Reserves and Economics

Before Income Tax

January 1, 2013

Falconridge Oil Ltd.

Five Hills, Saskatchewan

Net To Appraised Interest
	Reserves						Cumulative Cash Flow (BIT) – M$
	Light and Medium Oil MSTB		Sales Gas MMecf		NGL Mbbls		Discounted at:
Description Proved Developed Producing	Gross	Net	Gross	Net	Gross	Net	Undisc.	5%/year	10%year	15%/year	20%/year
***********************Bakkan/Torquay	0	4	0	0	0	0	362	273	217	180	154
Total Proved Developed Producing	0	4	0	0	0	0	362	273	217	180	154
Total Proved Developed	0	4	0	0	0	0	362	273	217	180	154

Probable Probable Developed Producing
*********************Bakken/Torquay Incr.	0	2	0	0	0	0	203	113	72	52	40
Total Probable Developed Producing	0	2	0	0	0	0	203	113	72	52	40
Total Proved Plus Probable	0	7	0	0	0	0	566	383	288	232	193

M$ means thousands of dollars.

Gross reserves are the total of the Company’s working and/or royalty share before deduction of royalties by others.

Net reserves are the total of the Company’s working and/or royalty interest share after deducting the amounts attributable to royalties owned by others.

Columns may not add precisely due to accumulative rounding of values throughout the report.

Table 4a

EVALUATION OF: Five Hills, Saskatchewan – Proved Developed Producing	ERGO v7. 43 P2 ENERGY SOLUTIONS PAGE 1
GLOBAL: 15-Jul-2013 5813-Sec
EFF: 01-Jan-2013 DISC: 01-Jan-2013 PROD: 01-JAN-2013
FILE: OfivPP1.DAX

WELL/LOCATION -************************************************	TRACT FACTOR – 100.0000%
EVALUATED BY –	ULT POOL RESERVES – 43648 STB
COMPANY EVALUATED – Falconridge Oil Ltd.	PRODUCT TO DATE – N/A
APPAISAL FOR –	DECLINE INDICATOR - EXPONENTIAL
PROJECT – CONSTANT PRICES & COSTS
TOTAL ABANDONMENT – 4000 - $ - (2031)
NOTE: ECONOMIC LIMIT OCCURS IN 2031

INTEREST	ROYALTIES/TAXES

AVG GR 10.0000%	SASKATCHEWAN PRODN TAX + FREEHOLD 15.00% (TIER4) + AVG GR 19.00%

Oil STB

Pool Company Share
# of Year Wells		Price $/STB	STB/D	VOL	GROSS	NET

2013	1	82.90	14.2	5126	0	513
2014	1	82.90	12.8	4615	0	461
2015	1	82.90	11.5	4155	0	415

2016	1	82.90	10.4	3740	0	374
2017	1	82.90	9.4	3368	0	337
2018	1	82.90	8.4	3032	0	303
2019	1	82.90	7.6	2729	0	273
2020	1	82.90	6.8	2457	0	246

2021	1	82.90	6.1	2212	0	221
2022	1	82.90	5.5	1992	0	199
2023	1	82.90	5.0	1793	0	179
2024	1	82.90	4.5	1614	0	161
2025	1	82.90	4.0	1453	0	145

2026	1	82.90	3.6	1308	0	131
2027	1	82.90	3.3	1178	0	118

SUB				40773	0	4077
REM				2875	0	287
TOT				43648	0	4365

COMPANY SHARE FUTURE NET REVENUE
Capital &Aband		Future Revenue (FR)				Royalties				Operating Costs							Future Net Rev
Year	Costs -M $ -	Oil -M$ -	SaleGas -M$ -	Products -M$ -	Total -M$ -	Crown -M$ -	Other -M$ -	Mineral -M$ -	-% -	Fixed Variable -M$- -M$- $/STB		FR After Roy & Oper -M$-	Net back $/STB	Proc& Other Income –M$ -	Cap’l Costs -M$ -	Aband Costs -M$-	Undisc –M$-	10.0% -M$-

2013	0	42	0	0	42	0	0	0.0		0	0.00	42.00		0	0	0	42	41
2014	0	38	0	0	38	0	0	0.0		0	0.00	38.00		0	0	0	38	33
2015	0	34	0	0	34	0	0	0.0		0	0.00	34.00		0	0	0	34	27

2016	0	31	0	0	31	0	0	0.0		0	0.00	31.00		0	0	0	31	22
2017	0	28	0	0	28	0	0	0.0		0	0.00	28.00		0	0	0	28	18
2018	0	25	0	0	25	0	0	0.0		0	0.00	25.00		0	0	0	25	15

2019	0	23	0	0	23	0	0	0.0	0	0.00	23.00	0	0	0	23	12
2020	0	20	0	0	20	0	0	0.0	0	0.00	20.00	0	0	0	20	10

2021	0	18	0	0	18	0	0	0.0	0	0.00	18.00	0	0	0	18	8
2022	0	17	0	0	17	0	0	0.0	0	0.00	17.00	0	0	0	17	7
2023	0	15	0	0	15	0	0	0.0	0	0.00	15.00	0	0	0	15	5
2024	0	13	0	0	13	0	0	0.0	0	0.00	13.00	0	0	0	13	4
2025	0	12	0	0	12	0	0	0.0	0	0.00	12.00	0	0	0	12	4

2026	0	11	0	0	11	0	0	0.0	0	0.00	11.00	0	0	0	11	3
2027	0	10	0	0	10	0	0	0.0	0	0.00	10.00	0	0	0	10	2
----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

SUB	0	338	0	0	338	0	0	0.0	0	0	338	0	0	0	338	212
REM	40	24	0	0	24	0	0	0.0	0	0	24	0	0	0	24	5
TOT	40	362	0	0	362	0	0	0.0	0	0	362	0	0	0	362	217

NET PRESENT VALUE (-$-)
Discount Rate	.0%	5.0%	8.0%	10.0%	12.0%	15.0%	20.0%

FR After Roy & Oper	361840	272610	236454	217107	200670	180267	154438
Proc & Other Income	0	0	0	0	0	0	0
Capital Costs	0	0	0	0	0	0	0
Abandoment Costs	0	0	0	0	0	0	0
Future Net Revenue	361840	272610	236454	217107	200670	180267	154438

PROFITABILITY
COMPANY SHARE BASIS	Before Tax
Rate of Return (%)	n/a
Profit Index (undisc.)	n/a
(disc. @ 10.0%)	n/a
(disc. @ 5.0%)	n/a
First Payout (years)	n/a
Total Payout (years)	n/a
Cost of finding ($/BOE)	n/a
NPV @ 10.0% ($/STB)	.00
NPV @ 5.0% ($/STB)	.00

COMPANY SHARE
	1st Year	Average	Royalties	Oper Costs	FR After Roy&Oper	Capital Costs	Future NetRev
% Interest	.0	.0			.
% of Future Revenue			.0	.0	100.0	.0	100.0

Table 4b

EVALUATION OF:
Five Hills, Saskatchewan – Proved Plus Probable Developed Producing	ERGO v7. 43 P2 ENERGY SOLUTIONS PAGE 1
GLOBAL: 15-Jul-2013 5813-Sec
EFF: 01-Jan-2013 DISC: 01-Jan-2013 PROD: 01-JAN-2013
FILE: OfivRA1.DAX

WELL/LOCATION - ****************************************	TRACT FACTOR – 100.0000%
EVALUATED BY –	ULT POOL RESERVES – 68148 STB
COMPANY EVALUATED – Falconridge Oil Ltd.	PRODUCT TO DATE – N/A
APPAISAL FOR –	DECLINE INDICATOR - EXPONENTIAL
PROJECT – CONSTANT PRICES & COSTS

TOTAL ABANDONMENT – 4000 - $ - (2039)
NOTE: ECONOMIC LIMIT OCCURS IN 2009

INTEREST	ROYALTIES/TAXES

AVG GR 10.0000%	SASKATCHEWAN PRODN TAX + FREEHOLD 15.00% (TIER4) + AVG GR 19.00%

Oil STB

Pool Company Share
# of Year Wells		Price $/STB	STB/D	VOL	GROSS	NET

2013	1	82.90	16.4	5887	0	589
2014	1	82.90	15.1	5446	0	545
2015	1	82.90	14.0	5037	0	504

2016	1	82.90	12.9	4659	0	466
2017	1	82.90	12.0	4310	0	431
2018	1	82.90	11.1	3987	0	399
2019	1	82.90	10.2	3687	0	369
2020	1	82.90	9.5	3411	0	341

2021	1	82.90	8.8	3155	0	315
2022	1	82.90	8.1	2918	0	292
2023	1	82.90	7.5	2699	0	270
2024	1	82.90	6.9	2497	0	250
2025	1	82.90	6.4	2310	0	231

2026	1	82.90	5.9	2136	0	214
2027	1	82.90	5.5	1976	0	198

SUB				54116	0	5412
REM				14032	0	1403
TOT				68148	0	6815

COMPANY SHARE FUTURE NET REVENUE
Capital &Aband		Future Revenue (FR)				Royalties				Operating Costs							Future Net Rev
Year	Costs -M $ -	Oil -M$ -	SaleGas -M$ -	Products -M$ -	Total -M$ -	Crown -M$ -	Other -M$ -	Mineral -M$ -	-% -	Fixed Variable -M$- -M$- $/STB		FR After Roy & Oper -M$-	Net back $/STB	Proc& Other Income –M$ -	Cap’l Costs -M$ -	Aband Costs -M$-	Undisc –M$-	10.0% -M$-

2013	0	49	0	0	49	0	0	0.0		0	0.00	49.00		0	0	0	49	47
2014	0	45	0	0	45	0	0	0.0		0	0.00	45.00		0	0	0	45	39
2015	0	42	0	0	42	0	0	0.0		0	0.00	42.00		0	0	0	42	33

2016	0	39	0	0	39	0	0	0.0		0	0.00	39.00		0	0	0	39	28

2017	0	36	0	0	36	0	0	0.0	0	0.00	36.00	0	0	0	36	23
2018	0	33	0	0	33	0	0	0.0	0	0.00	33.00	0	0	0	33	20
2019	0	31	0	0	31	0	0	0.0	0	0.00	31.00	0	0	0	31	16
2020	0	28	0	0	28	0	0	0.0	0	0.00	28.00	0	0	0	28	14

2021	0	26	0	0	26	0	0	0.0	0	0.00	26.00	0	0	0	26	12
2022	0	24	0	0	24	0	0	0.0	0	0.00	24.00	0	0	0	24	10
2023	0	22	0	0	22	0	0	0.0	0	0.00	22.00	0	0	0	22	8
2024	0	21	0	0	21	0	0	0.0	0	0.00	21.00	0	0	0	21	7
2025	0	19	0	0	19	0	0	0.0	0	0.00	19.00	0	0	0	19	6

2026	0	18	0	0	18	0	0	0.0	0	0.00	18.00	0	0	0	18	5
2027	0	16	0	0	16	0	0	0.0	0	0.00	16.00	0	0	0	16	4
----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

SUB	0	449	0	0	449	0	0	0.0	0	0	449	0	0	0	449	271
REM	40	116	0	0	116	0	0	0.0	0	0	116	0	0	0	116	19
TOT	40	565	0	0	565	0	0	0.0	0	0	565	0	0	0	565	289

NET PRESENT VALUE (-$-)
Discount Rate	.0%	5.0%	8.0%	10.0%	12.0%	15.0%	20.0%

FR After Roy & Oper	564945	385229	321375	289249	263029	231794	194184
Proc & Other Income	0	0	0	0	0	0	0
Capital Costs	0	0	0	0	0	0	0
Abandoment Costs	0	0	0	0	0	0	0
Future Net Revenue	564945	385229	321375	289249	263029	231794	194184

COMPANY SHARE
	1st Year	Average	Royalties	Oper Costs	FR After Roy&Oper	Capital Costs	Future NetRev
% Interest	.0	.0
% of Future Revenue			.0	.0	.100.0	0.0	100.0

PROFITABILITY
COMPANY SHARE BASIS	Before Tax
Rate of Return (%)	n/a
Profit Index (undisc.)	n/a
(disc. @ 10.0%)	n/a
(disc. @ 5.0%)	n/a
First Payout (years)	n/a
Total Payout (years)	n/a
Cost of finding ($/BOE)	n/a
NPV @ 10.0% ($/STB)	.00
NPV @ 5.0% ($/STB)	.00

Appendix A

Summary of Analog Analysis

January 1, 2013

Five Hills, Saskatchewan

Analog for

Well Sec. 5 Wells, Proved Developed Producing
Zone BakkenfTorquay

Analog Property			Reference

Field Welwyn South (Well 16-4-33-15 W1)
Pool Bakken

Ultimate reserves	84	MSTB	Attachment 1b
Number of Wells	1
Ave Reserves/well	84	MSTB	Calculated
Average Initial Rate	30	STB/d	Attachment 1c

Attachments

1 a) Group Production Plot
1b) Group Rate vs. Cum. Plot
1c) Normalized Production Plot
1 d) Well List - Analog

Attachment 1a

PRODUCTION HISTORY
01/16-04-015-31 W1M/00
Field: 74
Formation: WELWYN SOUTH BAKKEN
Calendar Year
2004
2005
2006
2007
2008
2009
2010
2011
2012
2013
10³
10²
10
1
o GOR, scf/STB x 10
+ Water Cut, % x0.1
- Daily Oil, STB/d
Chapman Petroleum Engineering Ltd.

34

Attachment 1b

PRODUCTION HISTORY

01/16-04-015-31 W1M/00

Field: 74
Formation: WELWYN SOUTH BAKKEN

100
80
60
40
20
0
20
40
60
80
100
+ Water Cut, %
• Daily Oil, STB/d
Cumulative Production MSTB

Chapman Petroleum Engineering Ltd.

35

Attachment 1c

## PRODUCTION HISTORY

Normalized Plot

Field: Well 16-04-015-31 W1
Formation: Bakken

# Number of Wells
∘ GOR, scf/STB × 10
+ Water Cut, % ×0.1
- Daily Oil, STB/d
10³
10²
10
1
0001
0002
0003
0004
0005
0006
0007
0008
0009
0010
Calendar Year

Chapman Petroleum Engineering Ltd.

36

Appendix B

Summary of Analog Analysis

January 1, 2013

Five Hills, Saskatchewan

Analog for

Well Sec. 5 Wells & Locations, Proved Plus Probable
Zone Bakken/Torquay

Analog Property			Reference

Field Welwyn South (Well 16-4-33-15 W1)
Pool Bakken

Ultimate reserves	89	MSTB	Attachment 1b
Number of Wells	1
Ave Reserves/well	89	MSTB	Calculated
Average Initial Rate	35	STB/d	Attachment 1c

Attachments

1 a) Group Production Plot
1b) Group Rate vs. Cum. Plot
1c) Normalized Production Plot
1 d) Well List - Analog

PRODUCTION HISTORY

01/16-04-015-31 W1M/00

Field: 74
Formation: WELWYN SOUTH BAKKEN

10³
10²
10
1
○ GOR, scf/STB × 10
+ Water Cut, % ×0.1
- Daily Oil, STB/d
2004
2005
2006
2007
2008
2009
2010
2011
2012
2013
Calendar Year

38

Attachment 1a

Chapman Petroleum Engineering Ltd.

PRODUCTION HISTORY

01/16-04-015-31 W1M/00

Field: 74
Formation: WELWYN SOUTH BAKKEN

+ Water Cut, %
• Daily Oil, STB/d
Cumulative Production MSTB
0
20
40
60
80
100

Attachment 1b

Chapman Petroleum Engineering Ltd.

PRODUCTION HISTORY

Normalized Plot

Field: Well 16-04-015-31 W1
Formation: Bakken

* Number of Wells
o GOR, scf/STB x 10
+ Water Cut, % x0.1
- Daily Oil, STB/d
10³
10²
10
1
0001
0002
0003
0004
0005
0006
0007
0008
0009
0010
Calendar Year

Attachment 1c

Chapman Petroleum Engineering Ltd.

40

GLOSSARY OF TERMS
(Abbreviations & Definitions)

General

BIT	- Before Income Tax

AIT	- After Income Tax

M$	- Thousands of Dollars

Effective	- The date for which the Present Value of the future cash flows and reserve categories are established
Date

$US	- United States Dollars

WTI	- West Texas Intermediate - the common reference for crude oil used for oil price comparisons

ARTC	- Alberta Royalty Tax Credit

GRP	- Gas Reference Price

Interests and Royalties

BPO	- Before Payout

APO	- After Payout

APPO	- After Project Payout

Payout	- The point at which a participant's original capital investment is recovered from its net revenue

GORR	- Gross Overriding Royalty - percentage of revenue on gross revenue earned (can be an interest or a burden)

NC	- New Crown - crown royalty on petroleum and natural gas discovered after April 30, 1974

SS 1/150-
- Sliding Scale Royalty - a varying gross overriding royalty based on monthly production. Percentage is (5%-15%) Oil     calculated as 1-150°1 of monthly production with a minimum percentage of 5% and a maximum of 15%

FH	- Freehold Royalty

P&NG	- Petroleum and Natural Gas

Twp	- Township

Rge	- Range

Sec	- Section

Technical Data

psia	- Pounds per square inch absolute

MSTB	- Thousands of Stock Tank Barrels of oil (oil volume at 60 F and 14.65 psia)

MMscf	- Millions of standard cubic feet of gas (gas volume at 60 F and 14.65 psia)

Bbls	- Barrels

Mbbls	- Thousands of barrels

MM BTU	- Millions of British Thermal Units - heating value of natural gas

STB/d	- Stock Tank Barrels of oil per day- oil production rate

Mscf/d	- Thousands of standard cubic feet of gas per day - gas production rate

GOR	- Gas-Oil Ratio (standard cubic feet of solution gas per stock tank barrel of oil)
(scf/STB)

mKB
- Metres Kelly Bushing - depth of well in relation to the Kelly Bushing which is located on the floor of the drilling rig. The Kelly Bushing is the usual reference for all depth measurements during drilling operations.

EOR	- Enhanced Oil Recovery

GJ	- Gigajoules

Marketable or Sales Natural Gas

 - Natural gas that meets specifications for its sale, whether it occurs naturally or results from the processing of raw natural gas. Field and plant fuel and losses to the point of the sale must be excluded from the marketable quantity. The heating value of marketable natural gas may vary considerably, depending on its composition; therefore, quantities are usually expressed not only in volumes but also in terms of energy content. Reserves are always reported as marketable.

NGLs
- Natural Gas Liquids - Those hydrocarbon components that can be recovered from natural gas as liquids, including but not limited to ethane, propane, butanes, pentanes plus, condensate, and small quantities of non-hydrocarbons.

Raw Gas
- Natural gas as it is produced from the reservoir prior to processing. It is gaseous at the conditions under which its Volume is measured or estimated and may include varying amounts of heavier hydrocarbons (that may liquefy at atmospheric conditions) and water vapour; may also contain sulphur and other non-hydrocarbon compounds. Raw natural gas is generally not suitable for end use.

EUR	- Estimated Ultimate Recovery

April 24, 2014

Chapman Petroleum Engineering Ltd.
445, 708 - 11 Avenue SW
Calgary, AB
T2R OE4

Dear Sir:

Re: Company Representation Letter

Regarding the evaluation of our Company's oil and gas reserves and independent appraisal of the economic value of these reserves for the year ended December 31, 2012, (the effective date), we herein confirm to the best of our knowledge and belief as of the effective date of the reserves evaluation, and as applicable, as of today, the following representations and information made available to you during the conduct of the evaluation:

1. We, Falconridge Oil Ltd., (the Client) have made available to you, Chapman Petroleum
Engineering Ltd. (the Evaluator) certain records, information, and data relating to the evaluated properties that we confirm is, with the exception of immaterial items, complete and accurate as of the effective date of the reserves evaluation, including the following:

•	Accounting, financial, tax and contractual data
•	Asset ownership and related encumbrance information;
•	Details concerning product marketing, transportation and processing arrangements;
•	All technical information including geological, engineering and production and test data;
•	Estimates of future abandonment and reclamation costs.

2. We confirm that all financial and accounting information provided to you is, to the best of our knowledge, both on an individual entity basis and in total, entirely consistent with that reported by our Company for public disclosure and audit purposes.

3. We confirm that our Company has satisfactory title to all of the assets, whether tangible,intangible, or otherwise, for which accurate and current ownership information has been provided.

4. With respect to all information provided to you regarding product marketing, transportation, and processing arrangements, we confirm that we have disclosed to you all anticipated changes, terminations, and additions to these arrangements that could reasonably be expected to have a material effect on the evaluation of our Company's reserves and future net revenues.

5. With the possible exception of items of an immaterial nature, we confirm the following as of the effective date of the evaluation:

•
For all operated properties that you have evaluated, no changes have occurred or are reasonably expected to occur to the operating conditions or methods that have been used by our Company over the past twelve (12) months, except as disclosed to you. In the case of non-operated properties, we have advised you of any such changes of which we have been made aware.

•
All regulatory, permits, and licenses required to allow continuity of future operations and production from the evaluated properties are in place and, except as disclosed to you, there are no directives, orders, penalties, or regulatory rulings in effect or expected to come into effect relating to the evaluated properties.

•
Except as disclosed to you, the producing trend and status of each evaluated well or entity in effect throughout the three-month period preceding the effective date of the evaluation are consistent with those that existed for the same well or entity immediately prior to this three-month period.

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Except as disclosed to you, we have no plans or intentions related to the ownership, development or operation of the evaluated properties that could reasonably be expected to materially affect the production levels or recovery of reserves from the evaluated properties.

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If material changes of an adverse nature occur in the Company's operating performance subsequent to the effective date and prior to the report date, we will inform you of such material changes prior to requesting your approval for any public disclosure of reserves information.

6. We hereby confirm that our Company is in material compliance with all Environmental Laws and does not have any Environmental Claims pending.

Between the effective date of the report and the date of this letter, nothing has come to our attention that has materially affected or could affect our reserves and economic value of these reserves that has not been disclosed to you.

Yours very truly,

President and Chief Executive Officer	Vice-President & Chief Financial Officer